Exhibit 99.2

Second Quarter 2021 Results Conference Call Investor Presentation

SAFE - HARBOR STATEMENT 2 | Investor Presentation This release contains “forward looking statements” — that is, statements related to future, not past, events — as defined in Section 21 E of the Securities Exchange Act of 1934 , as amended, that reflect our current expectations regarding our future growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities, as well as assumptions made by, and information currently available to, our management . Forward looking statements include any statement that does not directly relate to a current or historical fact . We have tried to identify forward looking statements by using words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “may,” “plan” and similar expressions, but these words are not the exclusive means of identifying forward looking statements . Our forward - looking statements may include or relate to our beliefs, expectations, plans and/or assumptions with respect to the following, many of which are, and will be, amplified by the COVID - 19 pandemic, including as a result of emerging variants : ( i ) the impact of global health concerns, including the impact of the current COVID - 19 pandemic on the economies and financial markets and the demand for our products ; (ii) state, local and federal regulatory frameworks affecting the industries in which we compete, including the wind energy industry, and the related extension, continuation or renewal of federal tax incentives and grants and state renewable portfolio standards as well as new or continuing tariffs on steel or other products imported into the United States ; (iii) our customer relationships and our substantial dependency on a few significant customers and our efforts to diversify our customer base and sector focus and leverage relationships across business units ; (iv) the economic and operational stability of our significant customers and suppliers, including their respective supply chains, and the ability to source alternative suppliers as necessary, in light of the COVID - 19 pandemic ; (v) our ability to continue to grow our business organically and through acquisitions, and the impairment thereto by the impact of the COVID - 19 pandemic ; (vi) the production, sales, collections, customer deposits and revenues generated by new customer orders and our ability to realize the resulting cash flows ; (vii) information technology failures, network disruptions, cybersecurity attacks or breaches in data security, including with respect to any remote work arrangements implemented in response to the COVID - 19 pandemic ; (viii) the sufficiency of our liquidity and alternate sources of funding, if necessary ; (ix) our ability to realize revenue from customer orders and backlog ; (x) our ability to operate our business efficiently, comply with our debt obligations, manage capital expenditures and costs effectively, and generate cash flow ; (xi) the economy, including its stability in light of the COVID - 19 pandemic, and the potential impact it may have on our business, including our customers ; (xii) the state of the wind energy market and other energy and industrial markets generally and the impact of competition and economic volatility in those markets ; (xiii) the effects of market disruptions and regular market volatility, including fluctuations in the price of oil, gas and other commodities ; (xiv) competition from new or existing industry participants including, in particular, increased competition from foreign tower manufacturers ; (xv) the effects of the change of administrations in the U . S . federal government ; (xvi) our ability to successfully integrate and operate acquired companies and to identify, negotiate and execute future acquisitions ; (xvii) the potential loss of tax benefits if we experience an “ownership change” under Section 382 of the Internal Revenue Code of 1986 , as amended ; (xviii) our ability to utilize various relief options enabled by the CARES Act ; (xix) the limited trading market for our securities and the volatility of market price for our securities ; and (xx) the impact of future sales of our common stock or securities convertible into our common stock on our stock price . These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors that could cause our actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements including, but not limited to, those set forth under the caption “Risk Factors” in Part I, Item 1 A of our Annual Report on Form 10 - K for the year ended December 31 , 2020 . We are under no duty to update any of these statements . You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or other factors that could cause our current beliefs, expectations, plans and/or assumptions to change . Accordingly, forward - looking statements should not be relied upon as a predictor of actual results .

PERFORMANCE OVERVIEW

EXECUTIVE SUMMARY
Market update, recent results and outlook

Market Update
As of August 2021

Renewable energy tax credits in focus
Biden Administration is proposing a multi-year PTC for wind and certain other qualified facilities that begin construction after 2021 (1)

Upgraded U.S. onshore wind outlook
Anticipated extension of the Production Tax Credit (PTC) in the US strengthens near-term expectations for 27 GW of **incremental** onshore installations between 2022 and 2030

Upgraded U.S. offshore wind forecast
32 GW of new capacity expected by 2030, with more than 14 GW of projects already approved; supported by increased subsidies, accelerated permitting and C&I demand

Raw materials price inflation a headwind
Commodity price inflation for raw materials used in wind turbine construction, including steel, have led some developers to postpone current-year projects

2Q21 Results
Performance Overview

2Q21 challenged by tower project delays
2Q21 results were mainly impacted by a year-over-year decline in wind tower sections sold, as raw materials cost inflation led some OEM customers to postpone orders initially planned for the current calendar year

Significant PPP and ERC benefit
2Q21 results included a $9.2 million benefit related to loan forgiveness under the Paycheck Protection Program (PPP), together with a $3.6 million benefit related to the Employee Retention Tax Credit (ERC)

Heavy Fabrications segment update
Total wind towers sections sold declined by 6% on a y/y basis due to above-referenced issues

Gearing segment update
Generated significant year-over-year growth in both revenue, orders and backlog, supported by increased demand from energy customers

Industrial Solutions segment update
Revenue impacted by near-term order cadence within natural gas turbines

Management Outlook
As of August 2021

Plant utilization outlook
The Company has booked approximately 50% of its 2H 2021 optimal wind tower capacity and, as of July 2021, has received orders for approximately 15% of 2022 production

Capital deployment focus
Continue to actively evaluate bolt-on acquisitions and joint venture partnerships that seek to leverage the Company's existing manufacturing expertise and exposure to clean tech markets.

3Q21 financial guidance
Anticipate 3Q21 revenue to be in a range of $38 to $42 million and adjusted EBITDA to be in a range of $0.5 to $1.0 million

(1) U.S. Department of the Treasury – General Explanations of the Administration's Fiscal Year 2022 Revenue Proposals - https://home.treasury.gov/system/files/131/General-Explanations-FY2022.pdf

4 | Investor Presentation

CONSOLIDATED FINANCIAL DATA Revenue declined 15% y/y, as wind tower projects were delayed to 2H21 5 | Investor Presentation Total Revenue (1) ($MM) Gross Profit (1) ($MM) Adjusted EBITDA (1) ($MM) Earnings (Loss) Per Diluted Share (1) ($) • Total revenue declined 15% y/y to $46.5 million, primarily within Heavy Fabrication segment • PPP and ERC provided $9.2 million and $3.6 million Adjusted EBITDA benefit, respectively, to 2Q21 results • PPP provided a $ 0.47 per diluted share benefit to 2Q21 results $54.9 $46.5 $198.9 $174.2 2Q20 2Q21 TTM 2Q20 TTM 2Q21 $5.4 $2.2 $19.6 $8.9 2Q20 2Q21 TTM 2Q20 TTM 2Q21 $2.9 $12.8 $10.1 $15.5 2Q20 2Q21 TTM 2Q20 TTM 2Q21 $0.03 $0.53 ($0.06) $0.28 2Q20 2Q21 TTM 2Q20 TTM 2Q21 (1) For 2Q21, results include $9.2 million benefit related to loan forgiveness under the Paycheck Protection Program (PPP), toget he r with a $3.6 million related to the Employee Retention Tax Credit (ERC), as outlined under the provisions of the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) and further modified under the Taxpayer Cert ain ty and Disaster Tax Relief Act of 2020 and the American Rescue Plan Act of 2021.

HEAVY FABRICATIONS SEGMENT

Higher raw materials costs and PTC extension uncertainty have pushed some projects out of 2021

- Revenue declined $7.8 million y/y to $35.8 million due to a decline in wind tower sections sold, lower ASP's and a drop in industrial fabrication revenue
- Segment orders declined 53% y/y in 2Q21 to $14.8 million; backlog down 43% y/y to $48.2 million
- Higher raw materials costs, including escalation in the cost of steel, together with PTC extension uncertainty, have led some developers to postpone projects
- Segment non-GAAP adjusted EBITDA, less the PPP loan forgiveness benefit, remained flat at $4.2 million, when compared to the prior-year period.

Segment Revenue

($MM)


$43.6
$35.8
$153.4
$131.8
2Q20
2Q21
TTM 2Q20
TTM 2Q21

Segment Adjusted EBITDA

($MM)


$4.2
$10.0
$12.9
$17.5
2Q20
2Q21
TTM 2Q20
TTM 2Q21

Segment Orders

($MM)


$31.4
$14.8
$117.7
$94.5
2Q20
2Q21
TTM 2Q20
TTM 2Q21

Quarter-End Segment Backlog

($MM)


$85.2
$69.3
$48.2
2Q20
1Q21
2Q21

8 | Investor Presentation

HEAVY FABRICATIONS SEGMENT Tower plant utilization expected to be ~50% in 2H 2021 7 | Investor Presentation Total Wind Tower Sections Sold (Number of Sections) (1) Escalation in Raw Materials Costs (Indexed Price of Steel Per Ton) (2) • Expect tower facilities to be at approximately 50% utilization in the second half 2021, given current bookings • 2Q21 results impacted by lower tower sales volumes, a less favorable mix of tower sales and a decline in industrial fabrication sales • Lower tower sales was a result of a shift in the timing of customer projects • Steel costs have increased materially in the last 12 months; we have no direct commodity price risk (pass through to the customer) (1) Our production facilities, located in Manitowoc, Wisconsin and Abilene, Texas, are situated near the primary U.S. domestic wi nd energy and equipment manufacturing hubs. The two facilities have a combined annual tower production capacity of up to approximately 550 towers (1650 tower sections), sufficient to support turbines generating more than 1,100 M W o f power. (2) Source: Factset. US MW Dom HRC Steel Near Term Price Per Ton (NYMEX) 0% 10% 20% 30% 40% 50% 60% 70% 80% - 200 400 600 800 1,000 1,200 1,400 2017 2018 2019 2020 TTM 2Q21 Wind Tower Sections Sold Tower Plant Capacity Utilization 0 50 100 150 200 250 300 350 Jul-19 Aug-19 Sep-19 Oct-19 Nov-19 Dec-19 Jan-20 Feb-20 Mar-20 Apr-20 May-20 Jun-20 Jul-20 Aug-20 Sep-20 Oct-20 Nov-20 Dec-20 Jan-21 Feb-21 Mar-21 Apr-21 May-21 Jun-21

GEARING SEGMENT Y/Y growth in revenue, orders and backlog supported by recovery in energy sector demand 8 | Investor Presentation Segment Revenue ($MM) Segment Adjusted EBITDA ($MM) Segment Orders ($MM) Quarter - End Segment Backlog ($MM) • Revenue increased 7% y/y in 2Q21; customer activity is accelerating, particularly within energy sector • Orders increased by 110% y/y to $7.9 million, as economic recovery accelerates • Backlog improved 12% y/y • Segment non - GAAP adjusted EBITDA, excluding the PPP loan forgiveness benefit, was $0.4 million, versus ($0.1) million in the prior - year period. $6.9 $7.4 $28.7 $24.7 2Q20 2Q21 TTM 2Q20 TTM 2Q21 ($0.1) $2.9 $2.3 $1.1 2Q20 2Q21 TTM 2Q20 TTM 2Q21 $3.7 $7.9 $28.9 $26.7 2Q20 2Q21 TTM 2Q20 TTM 2Q21 $17.4 $19.1 $19.6 2Q20 1Q21 2Q21

INDUSTRIAL SOLUTIONS SEGMENT Revenue impacted by timing of natural gas turbine customer orders 9 | Investor Presentation Segment Revenue ($MM) Segment Adjusted EBITDA ($MM) Segment Orders ($MM) Quarter - End Segment Backlog ($MM) • Revenue declined 19% y/y driven by lower demand for gas turbine components • Orders declined y/y due to a change in the timing of customer order buying patterns • Segment non - GAAP adjusted EBITDA, excluding the PPP loan forgiveness benefit, declined $0.1 million to $0.2 million, when compared to the prior - year period. $4.4 $3.5 $16.8 $18.0 2Q20 2Q21 TTM 2Q20 TTM 2Q21 $0.4 $0.7 $1.1 $1.9 2Q20 2Q21 TTM 2Q20 TTM 2Q21 $4.4 $3.8 $19.7 $14.9 2Q20 2Q21 TTM 2Q20 TTM 2Q21 $9.5 $6.0 $6.6 2Q20 1Q21 2Q21

BALANCE SHEET UPDATE Nearly $24 million of cash and availability to support growth as of 6/30/21 10 | Investor Presentation Quarter - End Total Cash and Availability on Credit Facility ($MM) Quarter - End Operating Working Capital as a % of Sales (1) (1) Operating working capital divided by T3M annualized sales $8.1 $19.2 $19.0 $19.0 $21.9 $21.8 $24.1 $21.6 $23.7 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 13% 3% 3% 5% 9% 6% 3% 9% 9% 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21

U.S. WIND POWER INSTALLATION FORECAST

Biden Administration considering multi-year extension of the Production Tax Credit

U.S. Onshore Wind Capacity Installations

(Annual On-Shore GW Installed)(1)


15.3
14.6
11.6
11.7
7.6
8.5
7.6
8.7
8.1
9.2
5.2
9.3
5.8
11.2
6.8
11.9
6.8
11.7
6.9
11.4
2021
2022e
2023e
2024e
2025e
2026e
2027e
2028e
2029e
2030e
1Q21 Forecast
2Q21 Forecast

- Anticipation of an extension to the Production Tax Credit (PTC) supports significant upgrade to prior onshore wind forecast, with nearly 108 GW of new onshore wind capacity over the next decade
- Both onshore new build and repowering expected to benefit from PTC extension

U.S. Offshore Wind Capacity Installations

(Annual Off-Shore GW Installed)(1)


0.4
0.7
2.9
2.6
4.3
4.3
5.6
4.4
4.8
6.0
4.6
4.6
4.7
4.7
4.8
4.8
2023e
2024e
2025e
2026e
2027e
2028e
2029e
2030e
1Q21 Forecast
2Q21 Forecast

- Domestic offshore wind installations expected to exceed 32 GW between 2023 and 2030
- 14 GW of offshore projects are already contracted or expected to be approved, up from 9 GW in 2020; most states on track to reach mandates
- Biden Administration taking steps to accelerate permitting of offshore wind developments

(1) Source: Wood MacKenzie June 2021 Wind Sector Outlook; wind values include new build and repowering

11 | Investor Presentation

CUSTOMER DIVERSIFICATION INITIATIVE Balanced revenue mix supports long - term growth and profitability 12 | Investor Presentation Wind vs. Non - Wind Revenue Concentration (% of Total Revenue) (1) (1) Wind energy figures shown above exclude repair/replacement demand • Wind and renewables remain our core industry focus • Revenue diversification positions us to better optimize our production capabilities during periods of lower wind tower demand • Since 2016, we have increased non - wind revenue by nearly 300% to approximately $60 million annually Fastest Growing Non - Wind Sectors Since 2016 (Absolute Growth in Revenue) Industrial Mining Power Generation 92% 72% 50% 66% 69% 67% 67% 8% 28% 50% 34% 31% 33% 33% 2016 2017 2018 2019 2020 TTM 1Q21 TTM 2Q21 Wind Revenue Non-Wind Revenue

APPENDIX

EXHIBIT A

Revenues and Operating Income (Loss) Consolidated and by Segment

	Three Months Ended June 30,				Six Months Ended June 30,			
	2021		2020		2021		2020	
ORDERS:								
Heavy Fabrications	$	14,760	$	31,401	$	35,557	$	46,916
Gearing		7,858		3,731		17,778		16,151
Industrial Solutions		3,823		4,426		7,320		10,300
Total orders	$	26,441	$	39,558	$	60,655	$	73,367
REVENUES:								
Heavy Fabrications	$	35,830	$	43,614	$	58,607	$	81,983
Gearing		7,404		6,922		12,753		13,149
Industrial Solutions		3,541		4,397		8,145		8,435
Corporate and Other		(284)		(7)		(286)		(7)
Total revenues	$	46,491	$	54,926	$	79,219	$	103,560
OPERATING (LOSS)/PROFIT:								
Heavy Fabrications	$	271	$	3,199	$	(1,429)	$	6,740
Gearing		(882)		(651)		(1,871)		(912)
Industrial Solutions		(47)		217		(61)		410
Corporate and Other		(1,653)		(1,730)		(3,261)		(3,523)
Total operating profit/(loss)	$	(2,311)	$	1,035	$	(6,622)	$	2,715

14 | Investor Presentation

EXHIBIT B

GAAP to Non-GAAP Consolidated Adjusted EBITDA Reconciliation

Consolidated	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020
Net Income	$ 10,252	$ 529	$ 9,042	$ 1,482
Interest Expense	318	474	547	1,147
Income Tax Provision	45	31	77	83
Depreciation and Amortization	1,612	1,582	3,164	3,194
Share-based Compensation and Other Stock Payments	573	247	1,187	562
Adjusted EBITDA (Non-GAAP)	12,800	2,863	14,017	6,468

Heavy Fabrications Segment	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020
Net Income	$ 6,020	$ 2,467	$ 6,942	$ 5,165
Interest Expense	158	89	257	194
Income Tax Provision	2,594	643	2,191	1,381
Depreciation	992	939	1,937	1,903
Share-based Compensation and Other Stock Payments	261	60	483	102
Adjusted EBITDA (Non-GAAP)	$ 10,025	$ 4,198	$ 11,810	$ 8,745

Gearing Segment	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020
Net Income (Loss)	$ 2,354	$ (674)	$ 2,071	$ (988)
Interest Expense	7	20	19	70
Income Tax Provision	3	2	7	6
Depreciation and Amortization	462	503	920	1,015
Share-based Compensation and Other Stock Payments	63	25	143	40
Adjusted EBITDA (Non-GAAP)	$ 2,889	$ (124)	$ 3,160	$ 143

Industrial Solutions Segment	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020
Net Income	$ 636	$ 197	$ 814	$ 356
Interest Expense	18	10	32	10
Income Tax Provision	29	9	47	40
Depreciation and Amortization	104	106	211	210
Share-based Compensation and Other Stock Payments	(43)	31	103	50
Adjusted EBITDA (Non-GAAP)	$ 744	$ 353	$ 1,207	$ 666

Corporate and Other	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020
Net Income (Loss)	$ 1,242	$ (1,461)	$ (785)	$ (3,051)
Interest Expense	135	355	239	873
Income Tax (Benefit)/Provision	(2,581)	(623)	(2,168)	(1,344)
Depreciation and Amortization	54	34	96	66
Share-based Compensation and Other Stock Payments	292	131	458	370
Adjusted EBITDA (Non-GAAP)	$ (858)	$ (1,564)	$ (2,160)	$ (3,086)

15 | Investor Presentation

EXHIBIT C

Consolidated Statement of Cash Flows

	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020
CASH FLOWS FROM OPERATING ACTIVITIES:		
Net income	$ 9,042	$ 1,482
Adjustments to reconcile net cash used in operating activities:		
Depreciation and amortization expense	3,164	3,194
PPP loan forgiveness	(9,151)	-
Deferred income taxes	21	21
Change in fair value of interest rate swap agreements	12	157
Stock-based compensation	664	556
Allowance for doubtful accounts	(421)	34
Common stock issued under defined contribution 401(k) plan	570	-
Gain on disposal of assets	(23)	-
Changes in operating assets and liabilities:		
Accounts receivable	(1,856)	(7,843)
Employee retention credit receivable	(1,714)	-
Contract assets	(412)	-
Inventories	(5,227)	(5,748)
Prepaid expenses and other current assets	1,024	385
Accounts payable	(1,342)	520
Accrued liabilities	(953)	28
Customer deposits	(3,349)	(1,001)
Other non-current assets and liabilities	(36)	(23)
Net cash used in operating activities	(9,987)	(8,238)
CASH FLOWS FROM INVESTING ACTIVITIES:		
Purchases of property and equipment	(765)	(929)
Proceeds from disposals of property and equipment	23	-
Net cash used in investing activities	(742)	(929)
CASH FLOWS FROM FINANCING ACTIVITIES:		
Proceeds from line of credit	82,862	93,358
Payments on line of credit	(78,108)	(92,768)
Proceeds from long-term debt	387	9,530
Payments on long-term debt	(157)	(822)
Principal payments on finance leases	(728)	(428)
Shares withheld for taxes in connection with issuance of restricted stock	(1,491)	-
Proceeds from sale of common stock, net	9,349	-
Net cash provided by financing activities	12,114	8,870
NET INCREASE (DECREASE) IN CASH	1,385	(297)
CASH beginning of the period	3,372	2,416
CASH end of the period	$ 4,757	$ 2,119

16 | Investor Presentation

EXHIBIT D

Consolidated Balance Sheet

	June 30, 2021	December 31, 2020
ASSETS		
CURRENT ASSETS:		
Cash	$ 4,757	$ 3,372
Accounts receivable, net	17,614	15,537
Employee retention credit receivable	1,714	-
Contract assets	2,665	2,253
Inventories, net	31,951	26,724
Prepaid expenses and other current assets	1,885	2,909
Total current assets	60,586	50,595
LONG-TERM ASSETS:		
Property and equipment, net	45,186	45,195
Operating lease right-of-use assets	18,926	19,321
Intangible assets, net	3,819	4,186
Other assets	502	385
TOTAL ASSETS	$ 129,019	$ 119,682
LIABILITIES AND STOCKHOLDERS' EQUITY		
CURRENT LIABILITIES:		
Line of credit and other notes payable	$ 6,392	$ 1,406
Current portion of finance lease obligations	1,801	1,427
Current portion of operating lease obligations	1,729	1,832
Accounts payable	17,096	18,180
Accrued liabilities	4,612	6,307
Customer deposits	15,470	18,819
Total current liabilities	47,100	47,971
LONG-TERM LIABILITIES:		
Long-term debt, net of current maturities	228	9,381
Long-term finance lease obligations, net of current portion	2,658	1,996
Long-term operating lease obligations, net of current portion	19,310	19,569
Other	927	104
Total long-term liabilities	23,123	31,050
COMMITMENTS AND CONTINGENCIES		
STOCKHOLDERS' EQUITY:		
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.001 par value; 30,000,000 shares authorized; 19,658,998 and 17,211,498 shares issued as of June 30, 2021 and December 31, 2020, respectively	20	17
Treasury stock, at cost, 273,987 shares as of June 30, 2021 and December 31, 2020, respectively	(1,842)	(1,842)
Additional paid-in capital	395,839	384,749
Accumulated deficit	(335,221)	(342,263)
Total stockholders' equity	58,796	40,661
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 129,019	$ 119,682

17 | Investor Presentation

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